EXHIBIT 99




                    TEXACO REPORTS RESULTS
              FOR THE FOURTH QUARTER AND YEAR 1993

FOR  IMMEDIATE  RELEASE:   MONDAY,  JANUARY  24,  1994.
     WHITE PLAINS, N.Y., Jan. 24 - Texaco Inc. announced today that consolidated worldwide net income from continuing operations (including special gains and charges) for the fourth quarter of 1993 was $349 million, or $1.25 per share, as compared with $341 million, or $1.22 per share, for the fourth quarter of 1992. Comparable net income (including special gains and charges) for the year 1993 was $1,259 million, or $4.47 per share, as compared with $1,038 million, or $3.63 per share, for the year 1992. Net income from continuing operations is before the cumulative effect of changes in accounting principles and discontinued chemical operations.

                                             Fourth Quarter        Year
                                             --------------     ------------
Texaco Inc. (Millions):                      1993      1992     1993    1992
- -----------------------------------------------------------------------------
Net income from continuing operations before
  special items                             $ 284     $ 428   $1,132  $1,138
Tax law changes                                -          -      152       -
Net special charges                            -       (117)    (235)   (130)
Net tax benefits relating to asset sales       65        30      210      30
                                            -----     -----   ------  ------
Total net income from continuing operations   349       341    1,259   1,038

Discontinued chemical operations:
  Loss from operations                         -        (28)     (17)    (26)
  Loss on disposal of business                (10)       -      (174)     -
Cumulative effect of changes in accounting
   principles as of January 1, 1992            -         -        -     (300)
                                            -----     -----   ------  ------
Total net income                            $ 339     $ 313   $1,068  $  712
- -----------------------------------------------------------------------------

     In commenting on 1993's performance Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer stated, "Results for the fourth quarter and year reflect strong operational performance in the face of crude oil prices which weakened significantly in the third and fourth quarters, and which remain depressed. Redesigned business processes and restructured operations contributed to a 4 percent reduction in 1993 operating and overhead expenses. The ability to cut cash operating expenses for the third year running confirms the importance of the quality process as a key ingredient of Texaco's business strategy."
                             - more -

     Net income for the year 1993 included $210 million of net tax benefits realizable through sales of interests in a subsidiary, as well as $152 million of net deferred tax benefits arising from tax law changes in the third quarter. These tax law changes include the effect of changes in the U.K. Petroleum Revenue Tax relating to the taxability of certain items and a tax rate reduction from 75 percent to 50 percent, which were partially offset by charges related to the increase in the U.S. tax rate to 35 percent retroactive to January 1, 1993. Net income for the fourth quarter of 1992 included tax benefits of $30 million from the sale of a partial stock interest in a subsidiary.
     Results for 1993 and 1992 also included special charges of $235 and $130 million, respectively. These charges related to staff reductions, writedowns of certain assets, and financial reserves related to environmental remediation and the expected resolution of oil and gas issues.

OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES

                                             Fourth Quarter        Year
                                             --------------    -------------
Exploration & Production (Millions):         1993      1992    1993     1992
- ----------------------------------------------------------------------------
Operating earnings from continuing
  operations before special items           $ 114     $ 184    $ 548    $ 576
Tax law change                                 -         -      (32)      -
Special charges                                -        (26)     (6)     (33)
                                            -----     -----    -----    -----
Total operating earnings                    $ 114     $ 158    $ 510    $ 543
- -----------------------------------------------------------------------------

     The fourth quarter 1993 results benefitted from reduced operating expenses; however, these benefits were more than offset by lower crude oil prices of approximately $4 per barrel.
Results for the year 1993 reflect higher natural gas prices and lower expenses, and a $2 per barrel decline in crude oil and condensate prices as well as slightly lower crude oil and natural gas production. However, the successful drilling program in the latter part of the year has slowed the decline rate in natural gas production.
     Special charges for the year 1993 included third quarter charges related to staff reductions as well as the impact of the U.S. tax rate increase to 35 percent effective January 1, 1993. Special charges in 1992 related to the property damage caused by Hurricane Andrew, staff reductions and financial reserves.

                             - more -

                                             Fourth Quarter         Year
                                             --------------     -------------
Manufacturing & Marketing (Millions):        1993      1992     1993     1992
- -----------------------------------------------------------------------------
Operating earnings from continuing
  operations before special items           $ 100     $  53    $ 306    $ 288
Tax law change                                 -         -        (4)      -
Special charges                                -        (21)     (87)     (21)
                                            -----     -----    -----    -----
Total operating earnings                    $ 100     $  32    $ 215    $ 267
- ------------------------------------------------------------------------------

     Earnings for both the fourth quarter and year 1993 benefitted from higher marketing margins on the East and Gulf Coasts of the U.S. during the latter part of the year. Branded gasoline sales grew during the fourth quarter and year 1993 as compared to the 1992 periods. Increased sales volumes in this preferred class of trade contributed to the improved results, as
did lower refinery feedstock prices.   Refinery downtime
partially offset these improvements.
     Special items for the year 1993 included third quarter charges for staff reductions, environmental reserves and the U.S. tax rate increase. The fourth quarter of 1992 included special charges related to staff reductions and property damage due to a fire at the Los Angeles refinery.

     INTERNATIONAL
                                             Fourth Quarter        Year
                                             --------------    -------------
Exploration & Production (Millions):         1993      1992    1993     1992
- ----------------------------------------------------------------------------
Operating earnings from continuing
  operations before special items           $  36     $ 168    $ 212    $ 414
Tax law changes                                -          -      169        -
Net special charges/gains                      -          2      (59)       2
                                            -----     -----    -----    -----
Total operating earnings                    $  36     $ 170    $ 322    $ 416
- -----------------------------------------------------------------------------


    Lower fourth quarter and year 1993 earnings reflect the decline in worldwide crude oil prices, which was partially offset by new production. Production during the fourth quarter was up 18 percent as compared to 1992, mainly in Indonesia from the Belida field, in the North Sea and the Partitioned Neutral Zone between Kuwait and Saudi Arabia. Operating results for the fourth quarter and year 1992 included benefits of $76 million and $99 million, respectively, relating to the currency exchange
impact of the Pound Sterling on deferred income taxes.   In 1993
there were no such benefits.

                             - more -

     The year 1993 included a third quarter benefit of $169 million related to changes in the U.K. Petroleum Revenue Tax associated with the taxability of certain items, as well as a tax rate reduction from 75 percent to 50 percent. Special charges in 1993 related to staff reductions and the writedown of the carrying value of certain assets, principally in the North
Sea, brought about by a change in the Petroleum Revenue Tax laws.
     The year 1992 included a gain related to the favorable settlement of a Danish tax issue and special charges for staff reductions.

                                             Fourth Quarter        Year
                                             --------------    -------------
Manufacturing & Marketing (Millions):        1993      1992    1993     1992
- ----------------------------------------------------------------------------
Operating earnings from continuing
  operations before special items           $ 120     $  86    $ 464    $ 335
Special charges                                -        (35)     (30)     (35)
                                            -----     -----    -----    -----
Total operating earnings                    $ 120     $  51    $ 434    $ 300
- -----------------------------------------------------------------------------

    Earnings for both the fourth quarter and year 1993 reflect strong margins and higher refined product sales volumes in the Caltex operating areas as well as improved margins in Latin America, particularly Brazil. Caltex recorded non-cash charges which reduced Texaco's operating results by $36 million and $51 million in the fourth quarter and year 1993, respectively, to recognize that the market value of inventories is lower than their LIFO carrying value. The 1992 fourth quarter and year included benefits of $18 million and $23 million, respectively, relating to the currency exchange impact of the Pound Sterling on deferred income taxes. In 1993 there were no such benefits.
     Special charges for both years include charges related to staff reductions and writedowns in the carrying values of certain assets. The fourth quarter of 1992 also included financial reserves for the expected resolution of environmental and other issues.

CORPORATE/NONOPERATING  RESULTS  FROM  CONTINUING  OPERATIONS

                                             Fourth Quarter        Year
                                             --------------    -------------
(Millions):                                  1993      1992    1993     1992
- ----------------------------------------------------------------------------
Results from continuing operations
  before special items                      $ (84)    $ (65)  $(389)   $(474)
Tax law change                                 -         -       23       -
Net special charges                            -        (25)    (53)     (25)
Net tax benefits relating to asset sales       65        30     210       30
                                            -----     -----   -----    -----
Total corporate/nonoperating                $ (19)    $ (60)  $(209)   $(469)
- ----------------------------------------------------------------------------

                             - more -

     Lower overall interest costs coupled with the company's continued expense reduction efforts improved 1993 results. The fourth quarter of 1992 included the receipt of interest income on U.K. and Danish tax refunds.
     The year 1993 included net tax benefits realizable through sales of interests in a subsidiary. The fourth quarter of 1993 included a refund of windfall profit taxes with interest, which was offset by financial reserves primarily relating to oil and gas issues. The net special charge for the year 1993 related to staff reductions. The year 1992 included a gain related to the sale of an interest in a subsidiary and special charges related to staff reductions and the reduction in the carrying value of certain assets.

DISCONTINUED  CHEMICAL  OPERATIONS
     On September 13, 1993, Texaco announced its intent to sell substantially all of its worldwide chemical operations to an affiliate of the Jon M. Huntsman Group of Companies. The memorandum of understanding is being modified and Texaco is working in cooperation with Huntsman to sell the company's additives business to a third party. The sale of the nonadditives portion of the chemical operations is now expected to close in the first quarter of 1994, and the sale of the additives business is expected to take place by September 30, 1994.

               CAPITAL  AND  EXPLORATORY  EXPENDITURES
     Capital and exploratory expenditures for continuing operations, including equity in such expenditures of affiliates, were $2,863 million for the year 1993 as compared with $3,004 million for the prior year. Expenditures for continuing operations for the fourth quarter of 1993 amounted to $998 million versus $1,000 million for the same quarter in 1992.
     Expenditures for 1993 declined as compared to 1992, reflecting the completion of several refinery upgrade projects in the U.S. which were underway in 1992, mainly by Star Enterprise. In addition, international upstream expenditures decreased, principally in the U.K. sector of the North Sea where new production was placed onstream.
     Offsetting these decreases were increased drilling activities in the United States, and higher international refining and marketing investments in the Caltex area.

                              - xxx -

NOTE:     Tables for the fourth quarter and year are attached.

CONTACTS:      Dave Dickson        (914) 253-4128
               Jim Swords          (914) 253-4103
               Cynthia Michener    (914) 253-4743

                                               Fourth Quarter              Year
                                               --------------          -----------
                                               1993      1992 (b)      1993   1992  (b)
                                               ----      ----          ----   ----

FUNCTIONAL NET INCOME ($000,000)
Operating Earnings (Losses) from
  Continuing Operations  (a)
  Petroleum and natural gas
    Exploration and production
      United States                          $ 114      $ 158        $ 510   $  543
      International                             36        170          322      416
                                             -----      -----        -----   ------
       Total                                   150        328          832      959
                                             -----      -----        -----   ------

    Manufacturing, marketing and
    distribution
      United States                            100         32          215      267
      International                            120         51          434      300
                                             -----      -----       ------   ------
       Total                                   220         83          649      567
                                             -----      -----       ------   ------

        Total petroleum and natural gas        370        411        1,481    1,526

  Nonpetroleum                                  (2)       (10)         (13)     (19)
                                             -----      -----       ------   ------
        Total operating earnings               368        401        1,468    1,507

Corporate/Nonoperating   (a)                   (19)       (60)        (209)    (469)
                                             -----      -----       ------   ------

Net Income from continuing operations          349        341        1,259    1,038

Discontinued chemical operations
  Net income (loss) from operations             -         (28)         (17)     (26)
  Net loss on disposal                         (10)        -          (174)      -


Cumulative effect of adoption of SFAS 106
  and 109 as of January 1, 1992                 -          -            -      (300)
                                            ------     ------       ------   ------
        Total net income                    $  339     $  313       $1,068   $  712
                                            ======     ======       ======   ======

Per common share (dollars):
Net income (loss) before cumulative
  effect of accounting changes:
      Continuing operations                 $ 1.25     $ 1.22       $ 4.47   $ 3.63
      Discontinued operations                 (.04)      (.11)        (.73)    (.10)
Cumulative effect of accounting changes         -          -            -     (1.16)
                                            ------     ------       ------   ------
        Total net income                    $ 1.21     $ 1.11       $ 3.74   $ 2.37
                                            ======     ======       ======   ======

Average number of common shares
  outstanding (000,000)                      259.1      258.7        258.9    258.7


(a)  Includes special gains and charges; see page 10 for detailed analysis.

(b)  Restated to reflect the separate identification of discontinued chemical operations.

                                               Fourth Quarter              Year
                                               --------------          -----------
                                               1993      1992 (b)      1993   1992  (b)
                                               ----      ----          ----   ----


OTHER FINANCIAL DATA ($000,000)

Revenues from continuing operations           $ 8,575   $ 9,480     $34,071  $36,549

Total assets as of Dec. 31  (c)                                     $26,300  $25,992

Stockholders' equity as of Dec. 31                                  $10,279  $ 9,973

Total debt as of Dec. 31    (c)                                     $ 6,800  $ 6,581

Capital and exploratory expenditures
  Texaco Inc. and subsidiary companies
    Exploration and production
       United States                          $   280   $   273     $   796  $   735
       International                              161       255         751      861
                                              -------   -------     -------  -------
         Total                                    441       528       1,547    1,596
                                              -------   -------     -------  -------

    Manufacturing, marketing and
     distribution
       United States                              116       124         348      362
       International                              158       113         291      319
                                              -------   -------     -------  -------
         Total                                    274       237         639      681
                                              -------   -------     -------  -------

    Other                                          17        29          43       76
                                              -------   -------     -------  -------
         Total Texaco Inc. and
           subsidiaries                           732       794       2,229    2,353
                                              -------   -------     -------  -------

  Equity in affiliates
       United States                               46        70         157      266
       International                              220       136         477      385
                                              -------   -------     -------  -------
         Total equity in affiliates               266       206         634      651
                                              -------   -------     -------  -------
            Total continuing
             operations                           998     1,000       2,863    3,004

  Discontinued chemical operations                 30        45          84      160
                                              -------   -------     -------  -------
            Total                             $ 1,028   $ 1,045     $ 2,947  $ 3,164

Dividends paid to common
  stockholders                                $   207   $   207     $   828  $   828

Dividends per common share (dollars)          $   .80   $   .80     $  3.20  $  3.20

Dividend requirements for preferred
  stockholders                                $    24   $    24     $   101  $    99

(b)  Restated to reflect the separate identification of discontinued chemical operations.
(c)  Preliminary


                                               Fourth Quarter              Year
                                               --------------         --------------
                                               1993      1992         1993      1992
                                               ----      ----         ----      ----

OPERATING DATA - INCLUDING INTERESTS
  IN AFFILIATES
   Net production of crude oil and
     natural gas liquids (000 BPD)
       United States                            417       425          423       432
       Other Western Hemisphere (d)              18        20           20        45
       Europe                                    94        68           81        73
       Other Eastern Hemisphere                 217       190          204       186
                                              -----     -----        -----     -----
         Total                                  746       703          728       736

   Net production of natural gas -
     available for sale (000 MCFPD)
       United States                          1,726     1,716        1,729     1,782
       International                            287       239          238       213
                                              -----     -----        -----     -----
         Total                                2,013     1,955        1,967     1,995

   Natural gas sales (000 MCFPD)
       United States                          2,677     2,610        2,735     2,705
       International                            315       249          255       223
                                              -----     -----        -----     -----
         Total                                2,992     2,859        2,990     2,928

   Natural gas liquids sales
   (including purchased LPGs) (000 BPD)
       United States                            194       206          190       188
       International                             52        45           51        49
                                              -----     -----        -----     -----
         Total                                  246       251          241       237

   Refinery input (000 BPD)
       United States                            652       644          658       652
       Other Western Hemisphere                  45        51           50        59
       Europe                                   335       330          330       317
       Other Eastern Hemisphere                 440       418          432       393
                                              -----     -----        -----     -----
         Total                                1,472     1,443        1,470     1,421

   Refined product sales (000 BPD)
       United States                            859       863          830       880
       Other Western Hemisphere                 307       294          291       278
       Europe                                   510       511          489       483
       Other Eastern Hemisphere                 764       736          724       693
                                              -----     -----        -----     -----
         Total                                2,440     2,404        2,334     2,334


(d)  Texaco's concession to produce oil in Ecuador expired in June 1992.  Accordingly,
     1993 reflects no production.  For the year 1992, Texaco's production in Ecuador amounted to 23,000 BPD.

Impact of Special Items On Functional Net Income ($000,000)

                                               Fourth Quarter              Year
                                               --------------          -----------
                                               1993      1992 (b)      1993   1992  (b)
                                               ----      ----          ----   ----

Operating Earnings (Losses) from Continuing
          Operations
   Exploration and production
     United States
      Operating earnings before spec. items  $  114    $  184       $  548    $  576
      Tax law change and special charges         -        (26)         (38)      (33)
                                             ------    ------       ------    ------
       Total operating earnings                 114       158          510       543
                                             ------    ------       ------    ------

     International
      Operating earnings before spec. items      36       168          212       414
      Tax law changes and net
       special charges/gains                     -          2          110         2
                                             ------    ------       ------    ------
        Total operating earnings                 36       170          322       416
                                             ------    ------       ------    ------

   Manufacturing, marketing and distribution
     United States
      Operating earnings before spec. items     100        53          306       288
      Tax law change and special charges         -        (21)         (91)      (21)
                                             ------    ------       ------    ------
       Total operating earnings                 100        32          215       267
                                             ------    ------       ------    ------

     International
      Operating earnings before spec. items     120        86          464       335
      Special charges                            -        (35)         (30)      (35)
                                             ------    ------       ------    ------
       Total operating earnings                 120        51          434       300
                                             ------    ------       ------    ------

   Nonpetroleum
      Operating earnings before spec. items      (2)        2           (9)       (1)
      Tax law change and special charges         -        (12)          (4)      (18)
                                             ------    ------       ------    ------
       Total operating earnings                  (2)      (10)         (13)      (19)
                                             ------    ------       ------    ------

Corporate/Nonoperating
      Total before spec. items                  (84)      (65)        (389)     (474)
      Tax benefits, tax law change and
       special charges                           65         5          180         5
                                             ------    ------       ------    ------
        Total Corporate/Nonoperating            (19)      (60)        (209)     (469)
                                             ------    ------       ------    ------
Net Income from continuing operations           349       341        1,259     1,038
                                             ------    ------       ------    ------

Discontinued chemical operations
      Loss from operations                       -        (28)         (17)      (26)
      Loss on disposal                          (10)       -          (174)       -
                                             ------    ------       ------    ------
Net Income (loss) from discontinued
 operations                                     (10)      (28)        (191)      (26)

Cumulative effect of adoption of SFAS 106
 and 109 as of January 1, 1992                   -         -            -       (300)

                                             ------    ------       ------    ------

   Total Net Income, as reported             $  339    $  313       $1,068    $  712
                                             ======    ======       ======    ======

(b)  Restated to reflect the separate identification of discontinued chemical operations.